UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 31, 2005

Vital Images, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-22229	41-1321776

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 Opus Parkway, Suite 300, Minnetonka, MN	55447

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 487-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01. Other Events.

On May 31, 2005, Jay D. Miller, president and chief executive officer of Vital Images, Inc., entered into a trading plan complying with the provisions of Rule 10b5-1 to sell a portion of his company stock over time as part of his individual long-term strategy for asset diversification and tax planning, and to ensure that granted options are exercised prior to their expiration. The stock to be sold under the plan is being acquired through the exercise of stock options that expire in February 2006. The stock trading plan is being set up in accordance with Rule 10b5-1 under the Securities and Exchange Act of 1934 and Vital Images’ policies regarding stock transactions.

Rule 10b5-1 permits corporate officers and directors to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Using these plans, insiders can gradually diversify their investment portfolios and spread stock trades over a period of time regardless of any material, non-public information they may receive after adopting their plans. The transactions under these plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Mr. Miller’s plan covers the resale of 20,000 shares,and goes into effect on May 31, 2005. Under the terms of the plan, sales can be made from time to time starting May 31, 2005 at fixed prices above the current market price. The plan expires in February 2006 and may be amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Images Inc.

Date: June 1, 2005
By /s/ Michael H. Carrel Michael H. Carrel Chief Operating Officer and Chief Financial Officer

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